EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of First Keystone Corporation (the “Corporation”) for the period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Diane C.A. Rosler, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the period covered by the Report.

/s/ Diane C.A. Rosler
Diane C.A. Rosler
Senior Vice President and
Chief Financial Officer

August 8, 2019

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to First Keystone Corporation and will be retained by First Keystone Corporation and furnished to the Securities and Exchange Commission or its staff upon request.